Exhibit 4.8

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of July 30, 2013, by and among Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the persons identified on the signature pages hereto (the “Investors”).

WHEREAS, the Company and certain Investors (the “Existing Investors”) entered into that certain Amended and Restated Registration Rights Agreement dated as of October 14, 2010 (the “Prior Agreement”) in connection with the purchase by the Existing Investors of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, the Investors are purchasing, pursuant to the terms of that certain Series C Preferred Stock Purchase Agreement dated as of the date hereof (the “Stock Purchase Agreement”), shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and together with the Series A Preferred Stock (as defined below) and the Series B Preferred Stock, the “Preferred Stock”);

WHEREAS, the Company and the Existing Investors, representing an “Investor Majority” (as such term is defined in the Prior Agreement) desire to amend and restate the Prior Agreement in its entirety and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations created under the Prior Agreement;

WHEREAS, to induce the Investors to enter into the Stock Purchase Agreement and purchase shares of Series C Preferred Stock thereunder, the Company and the Investors desire to enter into this Agreement to set forth certain rights and obligations of the Investors; and

WHEREAS, it is a condition precedent to the obligations of the Investors under the Stock Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and be bound by the provisions hereof;

NOW, THEREFORE, in consideration of the premises, as an inducement to the Investors to consummate the transactions contemplated by the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investors hereby covenant and agree that the Prior Agreement shall be amended and restated in its entirety as follows.

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings. All other capitalized terms not defined herein shall have the respective meanings set forth in the Stock Purchase Agreement unless otherwise indicated.

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Initial Public Offering” shall mean the Company’s first public offering of shares of Common Stock under the Securities Act.

“Investor Majority” shall mean the holders of not less than a majority of the issued and outstanding shares of Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis, which majority shall include the holders of at least seventy-four percent (74%) of the issued and outstanding shares of Series C Preferred Stock.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Qualified IPO” shall mean the closing of the sale of shares of Common Stock to the public (i) at a price of at least $7.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act resulting in at least sixty million dollars ($60,000,000) of gross proceeds to the Company, prior to the deduction of underwriting discount and commissions, or (ii) any other public offering or registration statement approved by (a) an Investor Majority and (b) the Company and the holders of at least a majority of the then issued and outstanding shares of Series C Preferred Stock.

“Registrable Securities” shall mean (i) any shares of Common Stock issued or issuable upon conversion of the Preferred Stock; (ii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held as of the date of this Agreement or hereafter acquired by the Investors; and (iii) any other securities issued and issuable with respect to any such shares described in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected).

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Required Holders” shall mean the holders of not less than two-thirds (2/3) of the issued and outstanding shares of Registrable Securities.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.0001 per share.

2. Demand Registration.

(a) Any time after the earlier of (i) December 31, 2018 and (ii) 180 days after a Qualified IPO, an Investor Majority may notify the Company in writing that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner specified in such request. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Investors holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its best efforts to expeditiously file a Form S-1 covering all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in this Agreement; provided, however, that the Company shall not be required to effect or pay for registration pursuant to a request under this Section 2 more than two (2) times. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 and in which there shall have been effectively registered all Registrable Securities as to which registration shall have been requested. A registration will not count as a requested registration under this Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating shareholders; provided, however, that the holders that participate in such registration pursuant to this Section 2(a) and hold at least sixty percent (60%) of Registrable Securities (the “Withdrawing Holders”) may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2(a) but has not yet been declared effective, and the Withdrawing Holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, however, that the shares to be excluded shall be determined in the following order of priority: (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any other Persons (other than the holders of Registrable Securities) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) securities to be registered by the Company pursuant to such registration statement, (iv) Registrable Securities of holders who did not make the original request for registration and (v) Registrable Securities of holders who requested such registration pursuant to Section 2(a). If there is a reduction of the number of Registrable Securities pursuant to clauses (iv) or (v), such reduction shall be made on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

(c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the holders of two-thirds (2/3) in interest of the Registrable Securities to be sold in such offering (which approval will not be unreasonably withheld or delayed). The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred twenty (120) days following the effective date of any registration required pursuant to this Section 2.

3. Form S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act, holders of at least twenty-five percent (25%) of the Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (or any successor form) for such Registrable Securities, provided that, the anticipated aggregate sale price for such Registrable Securities (net of underwriting discounts and commissions, if any) is in excess of $3,000,000. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall use its best efforts to effect promptly the registration of all shares on Form S-3 (or a comparable successor form) to the extent requested by such holders. The Company shall use its best efforts to keep such registration statement effective until the earlier of ninety (90) days after the effectiveness of the registration statement on Form S-3 or until such holders have completed the distribution described in such registration statement. The Company shall be obligated to pay for no more than two (2) registrations of Registrable Securities on Form S-3 under this Section 3.

4. Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided, further, that any shares to be excluded shall be determined in the following order of priority: (i) securities held by any Persons not having any such contractual, incidental registration rights, (ii) securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement, and (iii) the Registrable Securities sought to be included by the holders thereof as determined on a pro rata basis (based upon the aggregate number of Registrable Securities held by such holders).

5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:

(a) use its best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b) use its best efforts to diligently prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the holder or holders have completed the distribution described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by the holders of Registrable Securities included in the applicable registration copies of such documents proposed to be filed;

(f) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its best efforts to facilitate the public offering of the securities;

(k) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the selling holders or underwriters, as the case may be, in underwritten public offerings of securities;

(l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

(m) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement; and

(n) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.

6. Expenses. All expenses incurred by the Company or the Investors in effecting the registrations provided for in Sections 2, 3 (in each case, with respect to two (2) registrations only) and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Investors participating in such registration as a group (selected by the holders of at least two-thirds (2/3) in interest of Registrable Securities who participate in the registration) (the “Selling Holder Counsel”), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company.

7. Indemnification.

(a) The Company shall indemnify and hold harmless each Investor that is a selling holder of Registrable Securities, its partners (including partners of partners and shareholders of such partners)), directors, officers, employees and agents, each underwriter (as defined in the Securities Act) for such selling holder, and each other Person, if any, who controls (within the meaning of the Securities Act) such selling holder or underwriter (individually and collectively, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration. Except as otherwise provided in Section 7(d), the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided, further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller.

(b) Each Investor holding any securities included in such registration being effected, severally and not jointly, shall indemnify and hold harmless each other selling holder of any securities included in such registration, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Investor, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission by such selling Investor to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Investor specifically for use therein, or (iii) any violation by such selling Investor of the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration. Such selling Investor shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Investor for indemnification under this Section 7(b) in its capacity as a seller of Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Investor, or (ii) the amount equal to the net proceeds to such Investor of the securities sold in any such registration; and provided further, however, that no selling Investor shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) Indemnification similar to that specified in Sections 7(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

(d) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Section 7(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify in writing the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.

(e) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 7, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investor, or Investors and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investors and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Investors, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the

Registrable Securities. The relative fault of the Company, the Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investors, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Investors and the underwriters agree that it would not be just and equitable if contribution under this Section 7(e) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall an Investor be required to contribute under this Section 7(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Investor or (ii) the net proceeds received by such Investor from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(f) The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.

8. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 (or any comparable successor form), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

9. Rule 144A Information. The Company shall, upon written request of any Investor, provide to such Investor and to any prospective institutional transferee of the Common Stock designated by such Investor, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Investor may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

10. Amendments. The provisions of this Agreement may be amended or waived, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the prior written consent of the Company and an Investor Majority. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

11. Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black-Out Period”). Upon notice of the existence of a Black-Out Period from the Company to any Investor or Investors with respect to any registration statement already effective, such Investor or Investors shall refrain from selling their Registrable Securities under such registration statement until such Black-Out Period has ended; provided, however, that the Company shall not impose a Black-Out Period with respect to any registration statement that is already effective more than twice during any period of twelve (12) consecutive months and in no event shall such Black-Out Period exceed sixty (60) days.

12. Market Stand-Off. Each Investor agrees that, if requested by the Company and an underwriter of Registrable Securities of the Company in connection with the Initial Public Offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares held by it for such period not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Initial Public Offering, plus such additional period of time as may be required to comply with Financial Industry Regulatory Authority Marketplace Rule 2711 or similar rules thereto, as such underwriter shall specify reasonably and in good faith; provided, however, that all officers and directors of the Company and all one percent (1%) or greater stockholders of the Company enter into similar agreements.

13. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

14. Rights Which May Be Granted to Subsequent Investors. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2, Section 3 or Section 4, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of Registrable Securities of the holders that are included or (b) to demand registration of their securities.

15. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

16. Termination of Registration Rights. The rights to request registration or inclusion of Registrable Securities in any registration pursuant to the terms of this Agreement shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as such may be amended from time to time;

(b) as to any holder of Registrable Securities, such earlier time after the Initial Public Offering at which such holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i); or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such holder (together with any Affiliate of the holder with which such holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144; and

(c) the fifth (5th) anniversary of the Initial Public Offering.

17. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below.

If to the Company:

Dicerna Pharmaceuticals, Inc.

480 Arsenal Street

Building 1, Suite 120

Watertown MA 02472

Attn: Douglas Fambrough, Ph.D., CEO

Facsimile: (617) 252-0927

With a copy to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attn: Sam Zucker, Esq.

Facsimile: (650) 473-2601

If to the Investors:

To the address set forth below such party’s signature hereto;

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC

One Financial Center

Boston, MA 02111

Attn: William C. Hicks, Esq.

Facsimile: (617) 542-2241

If to any other holder of Registrable Securities:

At such Person’s address for notice as set forth in the books and records of the Company;

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) two (2) days after being deposited in the mails or (ii) one (1) day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

(c) Dispute Resolution.

(i) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc., or its successor (“JAMS”). The arbitration shall be held in Boston, Massachusetts before a single arbitrator mutually agreeable to the Company and the holders of two-thirds (2/3) of the voting power of the Registrable Securities and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by JAMS, then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by JAMS. The arbitration shall be conducted in accordance with the rules and regulations promulgated by JAMS unless specifically modified herein.

The parties covenant and agree that the arbitration shall commence within sixty (60) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third party witnesses. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert, and a summary of the expert’s opinions and basis for said opinions. The arbitrator’s decision and award shall be made and delivered to the parties to such dispute, claim or controversy within thirty (30) days of the conclusion of the arbitration. The arbitrator’s written decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator shall assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding that did not prevail. Any party refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section shall be enforceable in any court of competent jurisdiction.

Subject to the second sentence of the immediately preceding paragraph, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by JAMS.

(ii) Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of JAMS to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of Boston, Massachusetts for the purposes of enforcing the arbitration provisions of paragraph (c)(i) above. Each party further irrevocably waives any objection to proceeding before JAMS based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before JAMS has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (e-mail) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(f) Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(g) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement among the parties with respect to the subject matter.

(h) Prior Agreement. The Company and the Investors party to the Prior Agreement (which parties hold the requisite percentages to amend the Prior Agreement by written consent) hereby amend and restate the Prior Agreement in its entirety and the Prior Agreement shall have no further force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY

DICERNA PHARMACEUTICALS, INC.

By:	/s/ Douglas Fambrough
Name:	Douglas Fambrough, Ph.D.
Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

DOMAIN PARTNERS VIII, L.P.

By:	One Palmer Square Associates VIII, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

DP VIII ASSOCIATES, L.P.

By:	One Palmer Square Associates VIII, L.L.C.
its General Partner

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker
Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR OXFORD BIOSCIENCE PARTNERS V L.P.

By:	OBP Management V L.P.

By:	/s/ Jonathan J. Fleming

Name:	Jonathan Fleming
Title:	General Partner

mRNA Fund V L.P.

By:	OBP Management V L.P.

By:	/s/ Jonathan J. Fleming
Name:	Jonathan Fleming
Title:	General Partner

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

SKYLINE VENTURE PARTNERS V, L.P.

By:	Skyline Venture Management V LLC

By:	/s/ Kerensa Kenny

Name:	Kerensa Kenny
Title:	Authorized Signer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

ABINGWORTH BIOVENTURES V LP

By:	Abingworth LLP, its Manager

By:	/s/ T. J. Haines

Name:	T. J. Haines
Title:	Partner

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

S.R. ONE, LIMITED

By:	/s/ Brian M. Gallagher

Name:	Brian M. Gallagher, Jr. PhD.
Title:	Vice President & Partner

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

/s/ Roberto Guerciolini
Roberto Guerciolini

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR:

LANGER FAMILY HOLDINGS, LLLP
By:	Langer Family Investments, LLC

By:	/s/ Dennis H. Langer
	Name:	Dennis H. Langer, M.D.
	Title:	Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

HERCULES TECHNOLOGY II, L.P.

By:	Hercules Technology SBIC Management, LLC, its general partner

By:	Hercules Technology Growth Capital, Inc., its Manager

By:	/s/ K. Nicholas Martitsch
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company
By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:	/s/ Dean A. Shlgenaga
Name:	Dean A. Shlgenaga
Title:	Executive Vice President
Chief Financial Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS FUND INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	Brookside Capital Investors, L.P.
Its general partner

By:	/s/ Adam M. Koppel
	Name:	Adam M. Koppel
	Title:	Managing Director

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

OMEGA FUND IV, L.P.
By:	Omega Fund IV GP, L.P.
its General Partner
By:	Omega Fund IV GP Manager, Ltd.
its General Partner

By:	/s/ A-M. Paster
Name:	A-M. Paster
Director

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the date first set forth above.

INVESTOR

RA Capital Healthcare Fund, LP

/s/ Peter Kolchinsky
By:	Peter Kolchinsky
Title:	Manager

[Signature Page to Amended and Restated Registration Rights Agreement]